Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of March 7, 2017 to the Credit Agreement referenced below is by and among FIRST CHOICE ER, LLC, a Texas limited liability company (the “Borrower”), ADEPTUS HEALTH LLC, a Delaware limited liability company (“Holdings”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

A.                                    Certain credit facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of October 6, 2015 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent.

B.                                    The Borrower has informed the Administrative Agent that certain Events of Default identified on Schedule A hereto (the “Acknowledged Events of Default”) have occurred and are continuing or are anticipated to occur.

C.                                    The Borrower has requested that the Lenders (i) waive the Acknowledged Events of Default and (ii) provide certain additional extensions of credit under the Credit Agreement in the form of a separate tranche of term loans in the aggregate principal amount of $7,500,000, the proceeds of which shall be used to finance the short-term working capital needs of the Borrower.

D.                                    Certain Lenders have agreed to provide such additional extensions of credit, and the Lenders have agreed to (i) waive the Acknowledged Events of Default and (ii) make certain amendments to the Credit Agreement to permit such additional extensions of credit, in each case on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.                                      Estoppel, Acknowledgement and Reaffirmation.  The Loan Parties hereby acknowledge and agree that, as of March 3, 2017, the Outstanding Amount of (i) the Term A-1 Loan was not less than $117,187,500.00; (ii) the Incremental Term A-2 Loans was not less than $14,812,500.00; (iii) the Revolving Loans was not less than $61,900,000.00 and (iv) the L/C Obligations were not less than $13,099,818.94, each of which amounts constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Loan Parties hereby acknowledge the Loan Parties’ obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Amendment shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

3.                                      Waiver of Acknowledged Events of Default.  The Administrative Agent and the Lenders hereby waive the Acknowledged Events of Default; provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation, covenant, duty or agreement under the Loan Documents and all other instruments, documents and agreements issued, executed or delivered in connection with the Loan Documents, in each case as amended.  This waiver is a one-time waiver and shall not be construed to be a waiver of, or in any way obligate the Administrative Agent or the Lenders to waive, any other Default or Event of Default under the Credit Agreement and the other Loan Documents that have occurred or that may occur from and after the date hereof.

4.                                      Bridge Loans.

(a)                                 The Borrower has requested, and the Lenders identified as “Bridge Lenders” on the signature pages hereto (collectively, the “Bridge Lenders”) have agreed to provide, a new class of Term Loans (the “Bridge Loans”) established pursuant to a term loan facility in an aggregate principal amount of $7,500,000 to be funded on the Bridge Loan Closing Date.

(b)                                 Each Bridge Lender agrees that the amount of its Term Loan Commitment (the “Bridge Loan Commitments”) with respect to the Bridge Loans shall be as set forth next to such Lender’s name on Schedule B hereto.

(c)                                  Each Bridge Lender (i) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bridge Lender.

(d)                                 Each Bridge Lender agrees that (i) effective on and at all times after the Bridge Loan Closing Date, such Bridge Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) subject to the terms and conditions set forth in this Amendment, on the applicable dates, such Bridge Lender will fund Bridge Loans in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to such Bridge Loan Commitment.  The Bridge Loan Commitments shall terminate on the Bridge Loan Closing Date following the funding of the Bridge Loans in full.  For the avoidance of doubt, any Person holding a Bridge Loan shall be deemed to be a Lender under the Credit Agreement, and the Bridge Loans shall be deemed to be Loans under the Credit Agreement.

(e)                                  Except as expressly set forth in the Credit Agreement, as amended hereby, the terms of the Bridge Loans shall be identical to the terms of the existing Term Loans.  References in the Credit Agreement to Term Loans shall include, without limitation, the Bridge Loans, which shall be deemed to be a separate tranche of Term Loans under the Credit Agreement.

5.                                      Amendments to Credit Agreement.  Subject to the occurrence of the Bridge Loan Closing Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and substituting the following therefor:

“Term Loans” means the Term A-1 Loans, the Bridge Loans and the Incremental Term A-2 Loans.

“Term Loan Commitment” means, each Term A-1 Commitment, each Bridge Loan Commitment and each Incremental Term A-2 Commitment.

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Bridge Lenders” means each Person with a Bridge Loan Commitment or that makes or holds a Bridge Loan.

“Bridge Loans” means each Term Loan funded pursuant to the Bridge Loan Commitments.

“Bridge Loan Closing Date” means March 7, 2017, the date of effectiveness of the Third Amendment.

“Bridge Loan Commitment” means, as to each Bridge Lender, the obligation of such Bridge Lender to make Bridge Loans to the Borrower in the aggregate principal amount of $7,500,000, which shall be made on the Bridge Loan Closing Date, subject to the terms and conditions of the Third Amendment.

“Bridge Loan Maturity Date” means March 31, 2017.

“Budget” means the budget prepared by the Borrower and delivered to the Administrative Agent prior to the Bridge Loan Closing Date, as the same may be amended or otherwise modified from time to time with the consent of the Required Lenders.

“CRO” means a chief restructuring officer reasonably acceptable to the Lenders, it being acknowledged that FTI Consulting shall be deemed to be acceptable to the Lenders.

“CRO Scope” means the scope of the CRO’s engagement, which shall include performing the day-to-day operational management of the Loan Parties, preserving the working capital of the Loan Parties and reporting directly to the Borrower’s board of directors.

“Required Bridge Lenders” means, at any time, Bridge Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Bridge Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Bridge Lenders at any time.

“Third Amendment” means the Third Amendment to Credit Agreement dated as of March 7, 2017.

(c)                                  The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the end of such definition: “Notwithstanding anything to the contrary contained in this definition, the Applicable Rate with respect to the Bridge Loans shall be 10.0%.”

(d)                                 Section 2.01 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety and substituting the following therefor:

(b) Term Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term A-1 Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term A-1 Loan Commitment.  Subject to the terms and conditions set forth herein and in Incremental Amendment, each Incremental Term A-2 Lender severally agrees to make Incremental Term A-2 Loans to the Borrower in Dollars on the Initial Drawing Date and the Second Drawing Date, as the case may be, in an amount not to exceed such Incremental Term A-2 Lender’s Incremental Term A-2 Commitment on such date.  Subject to the terms and conditions set forth herein and in the Third Amendment, each Bridge Lender severally agrees to make its portion of Bridge Loans to the Borrower in Dollars on the Bridge Loan Closing Date in an amount not to exceed such Bridge Lender’s Bridge Loan Commitment.  Amounts repaid on the Term Loans may not be reborrowed.  The Term A-1 Loan and Term A-2 Loans may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein.  The Bridge Loans shall consist of Base Rate Loans only notwithstanding anything to the contrary set forth herein.

(e)                                  Section 2.05(a)(i) of the Credit Agreement is hereby amended by adding the following sentence to the end of such section: “Notwithstanding anything to the contrary set forth herein, until the Bridge Loans have been repaid in full and all Bridge Loan Commitments have been terminated, all voluntary prepayments of Loans shall be applied to the Bridge Loans.”

(f)                                   Section 2.05(b)(iv) of the Credit Agreement is hereby amended by deleting clauses (B) and (C) in their entirety and substituting the following therefor:

(B)                               with respect to all amounts prepaid pursuant to Section 2.05(b)(ii), (1) if the relevant Disposition is a Sale and Leaseback Transaction with respect to a free-standing emergency medical care or hospital facility acquired or developed after the Closing Date, then, first, to the Bridge Loans, second, ratably to the L/C Borrowings and the Swing Line Loans, third, to the outstanding Revolving Loans, and, fourth, to Cash Collateralize the remaining L/C Obligations (in each case without a reduction in the Aggregate Revolving Commitments) and (2) otherwise, first, to the Bridge Loans, second, to the other Term Loans (to the remaining principal amortization payments in inverse order of maturity), third, ratably to the L/C Borrowings and the Swing Line Loans, fourth, to the outstanding Revolving Loans, and, fifth, to Cash Collateralize the remaining L/C Obligations (in each case without a reduction in the Aggregate Revolving Commitments); and

(C)                               with respect to all amounts prepaid pursuant to Section 2.05(b)(iii), first, to the Bridge Loans, second, to the Term Loans (to the remaining principal amortization payments in inverse order of maturity), third, ratably to the L/C Borrowings and the Swing Line Loans, fourth, to the outstanding Revolving Loans, and, fifth, to Cash Collateralize the remaining L/C Obligations (in each case without a reduction in the Aggregate Revolving Commitments).

(g)                                  Section 2.07(c) of the Credit Agreement is hereby amended by inserting the words “(other than the Bridge Loans)” immediately after the words “Term Loan” in such section.

(h)                                 The following new clause (d) is hereby added to Section 2.07 of the Credit Agreement:

(d)                                 Bridge Loans.  The Borrower shall repay the outstanding amount principal amount of all Bridge Loans, together with all interest accrued thereon, on the Bridge Loan Maturity Date.

(i)                                     The following new clause (c) is hereby added to Section 2.09 of the Credit Agreement:

(c)                                  Bridge Loan Upfront Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an upfront fee in an amount equal to 3.0% of the aggregate Bridge Loan Commitments (the “Bridge Loan Upfront Fee”), which Bridge Loan Upfront Fee shall be fully-earned, non-refundable due and payable as of the Bridge Loan Closing Date and shall be paid directly from the proceeds of the Bridge Loans funded on the Bridge Loan Closing Date.

(j)                                    Section 6.11 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section: “Until the Bridge Loans have been repaid in full and all Bridge Loan Commitments have been terminated, the Loan Parties shall use the proceeds of the Bridge Loans and the Collateral to pay only the expenses of the Loan Parties as itemized in the Budget; provided that the foregoing shall not be construed as limiting the Loan Parties’ right, subject to the other applicable terms and conditions of the Loan Documents, to pay items not included in the Budget from any sources other than extensions of credit made by the Lenders or the proceeds of the Collateral, if any.”

(k)                                 The following new Section 6.20 is hereby added to the Credit Agreement:

6.20                        Chief Restructuring Officer.  On or before the Bridge Loan Closing Date, (i) retain the CRO to perform the services included in the CRO Scope and (ii) vest the CRO with full operational authority and managerial control to carry out the CRO Scope.

(l)                                     The following new Section 7.17 is hereby added to the Credit Agreement:

7.17                        CRO Scope and Engagement.  At any time prior to the repayment in full of the Bridge Loans and termination of all Bridge Loan Commitments, (i) make any material change, limitation or revision to the CRO Scope without the prior consent of the Administrative Agent or (ii) terminate the CRO’s engagement without the prior written consent of the Administrative Agent unless the CRO is immediately replaced with another chief restructuring officer whose identity and scope of engagement are reasonably acceptable to the Administrative Agent.

(m)                             Section 8.03 of the Credit Agreement is hereby amended by deleting such section its entirety and substituting the following therefor:

8.03                        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Bridge Lenders (including fees, charges and disbursements of counsel to the respective Bridge Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Bridge Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Bridge Loans ratably among the Bridge Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (excluding the Bridge Lenders) and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders (excluding the Bridge Lenders) and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans (excluding the Bridge Loans) and L/C Borrowings, ratably among the Lenders (excluding the Bridge Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans (excluding the Bridge Loans) and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payment of Obligations then owing under any Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (excluding the Bridge Lenders), the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Seventh payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

(n)                                 The following new clause (e) is hereby added to Section 11.01 of the Credit Agreement:

(e)                                  unless also signed by the Required Bridge Lenders, no amendment, waiver or consent shall (i) modify Sections 2.05(a)(i) or 2.05(b)(iv) to permit the prepayment of any Loans prior to the Bridge Loans, (ii) modify or waive Section 2.05(b)(v), (iii) modify Section 4.02(d) or waive any condition set forth therein or (iv) modify or waive Sections 6.11, 6.20 or 7.17.

6.                                      Conditions Precedent.  This Amendment shall become effective as of the date hereof upon the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:

(a)                                 receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantors, each of the Lenders (including without limitation each of the Bridge Lenders) and the Administrative Agent;

(b)                                 receipt by the Administrative Agent of the Budget in form and substance acceptable to the Administrative Agent and the Lenders;

(c)                                  engagement of the CRO and receipt by the Administrative Agent of a duly executed engagement letter between the Borrower and the CRO in form and substance reasonably acceptable to the Administrative Agent and the Lenders;

(d)                                 receipt by the Administrative Agent of a duly executed waiver of all defaults and events of default existing under the MPT Documents as of the Bridge Loan Closing Date;

(e)                                  receipt by the Administrative Agent of a duly executed Joinder Agreement and all other items required under Section 6.13 of the Credit Agreement with respect to each of the New Subsidiaries.

(f)                                   receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, dated as of the date hereof;

(g)                                  receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving this Amendment and (B) in the case of the Borrower, certifying that, both before and after giving effect to this Amendment, (1) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default exists; and

(h)                                 receipt by the Administrative Agent and Lenders of the Upfront Fee and any other fees required to be paid on or before the date hereof in connection with this Amendment and the Bridge Loans.

7.                                      Release.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity within the Lender Group.

8.                                      Amendment is a “Loan Document”.  This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

9.                                      Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that the Budget has been prepared by the Borrower and reflects the Borrower’s good faith estimate of all necessary expenditures and that, after giving effect to this Amendment, (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (b) no Default exists, and (c) no event or circumstance exists or is expected to occur prior to the Bridge Loan Maturity Date which would constitute a violation of any of the terms of any MPT Document other than to the extent waived by MPT.

10.                               No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.                               Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

12.                               Recordation of the Bridge Loans.  Upon execution and delivery hereof, the Administrative Agent will record the Bridge Loans made by the Bridge Lenders in the Register.

13.                               FATCA.  For the avoidance of doubt and for purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Bridge Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

14.                               Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.                               Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:		FIRST CHOICE ER, LLC, a Texas limited liability company

	By:	/s/ Frank Williams
	Name:	Frank Williams
	Title:	Chief Financial Officer and Executive Vice President

GUARANTORS:		ADEPTUS HEALTH LLC
ADEPTUS HEALTH COLORADO HOLDINGS LLC
ADEPTUS HEALTH MANAGEMENT LLC
ADEPTUS HEALTH PHOENIX HOLDINGS LLC
ADEPTUS HEALTH VENTURES LLC
ADPT COLUMBUS HOLDINGS LLC
ADPT DFW HOLDINGS LLC
ADPT HOUSTON HOLDINGS LLC
ADPT NEW ORLEANS HOLDINGS LLC
ADPT NEW ORLEANS MANAGEMENT LLC
ADPT-AZ MPT HOLDINGS LLC
ADPT-AZ RE HOLDINGS LLC
ADPT-CO MPT HOLDINGS LLC
ADPT-CO RE HOLDINGS LLC
ADPT-COLUMBUS RE HOLDINGS LLC
ADPT-COLUMBUS MPT HOLDINGS LLC
ADPT-DFW MPT HOLDINGS LLC
ADPT-DFW RE HOLDINGS LLC
ADPT-HOUSTON MPT HOLDINGS LLC
ADPT-HOUSTON RE HOLDINGS LLC
ADPT-LA RE HOLDINGS LLC
ADPT-LA MPT HOLDINGS LLC
AJNH MEDICAL CENTER LLC
ALVIN MEDICAL CENTER LLC
AUSTIN BRODIE MEDICAL CENTER LLC
BRIAR FOREST-ELDRIDGE MEDICAL CENTER LLC
BRUSHY CREEK MEDICAL CENTER LLC
CENTER STREET DP MEDICAL CENTER LLC
CHANDLER GERMANN MEDICAL CENTER LLC
CINCO RANCH MEDICAL CENTER LLC
COLONIAL LAKES MEDICAL CENTER LLC
CONROE MEDICAL CENTER LLC
COPPERWOOD MEDICAL CENTER LLC
CREEKSIDE FOREST MEDICAL CENTER LLC
CULEBRA-TEZEL MEDICAL CENTER LLC

	By:	/s/ Frank Williams
	Name:	Frank Williams
	Title:	Chief Financial Officer and Executive Vice President

Third Amendment

DE ZAVALA MEDICAL CENTER LLC
EAGLES NEST MEDICAL CENTER LLC
EAST PFLUGERVILLE MEDICAL CENTER LLC
EAST RIVERSIDE MEDICAL CENTER LLC
ECC MANAGEMENT, LLC
FCER MANAGEMENT, LLC
FIRST TEXAS HOSPITAL CY-FAIR LLC
FRIENDSWOOD MEDICAL CENTER LLC
FTH HOUSTON PARTNERS LLC
GILBERT MEDICAL CENTER LLC
GLEANNLOCH FARMS MEDICAL CENTER LLC
GLENDALE MEDICAL CENTER LLC
GOODYEAR MEDICAL CENTER LLC
HELOTES MEDICAL CENTER LLC
HILLIARD MEDICAL CENTER LLC
HOUSTON 9520 JONES MEDICAL CENTER LLC
KATY ER CENTER LLC
KINGWOOD MEDICAL CENTER LLC
KUYKENDAHL MEDICAL CENTER LLC
LA PORTE MEDICAL CENTER LLC
LAKEWOOD FOREST MEDICAL CENTER LLC
LEAGUE CITY MEDICAL CENTER LLC
LEGACY TRAILS MEDICAL CENTER LLC
LOUETTA MEDICAL CENTER LLC
NATIONAL MEDICAL PROFESSIONALS OF ARIZONA LLC
OPFREE, LLC
OPFREE LICENSING LP
OPFREE RE INVESTMENTS, LTD.
PEARLAND PARKWAY MEDICAL CENTER LLC
PEARLAND SUNRISE MEDICAL CENTER LLC
PFLUGERVILLE MEDICAL CENTER LLC
POTRANCO MEDICAL CENTER LLC
PROVINCES MEDICAL CENTER LLC
ROSENBERG MEDICAL CENTER LLC
SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC
SIENNA PLANTATION MEDICAL CENTER LLC
SSH MEDICAL CENTER LLC
STERLING RIDGE MEDICAL CENTER LLC
SUMMERWOOD MEDICAL CENTER LLC

By:	/s/ Frank Williams
Name:	Frank Williams
Title:	Chief Financial Officer and Executive Vice President

Third Amendment

VICTORY LAKES MEDICAL CENTER LLC
WATERSIDE MEDICAL CENTER LLC
WILDERNESS-HARDY OAK MEDICAL CENTER LLC

By:	/s/ Frank Williams
Name:	Frank Williams
Title:	Chief Financial Officer and Executive Vice President

Third Amendment

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Priscilla Baker
Name: Priscilla Baker
Title: Assistant Vice President

Third Amendment

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Philip Raby
	Name:	Philip M Raby
	Title:	Senior Vice President

BANK OF MONTREAL

	By:	/s/ Sue R Blazis
	Name:	Sue R Blazis
	Title:	Managing Director

SUNTRUST BANK

	By:	/s/ Samuel M. Ballesteros
	Name:	Samuel M. Ballesteros
	Title:	Senior Vice President

REGIONS BANK

	By:	/s/ J. Patrick Carrigan
	Name:	J. Patrick Carrigan
	Title:	Senior Vice President

FIFTH THIRD BANK

	By:	/s/ Jennifer Camp
	Name:	Jennifer Camp
	Title:	V.P.

RAYMOND JAMES BANK, N.A.

	By:	/s/ Kathy Bennett
	Name:	Kathy Bennett
	Title:	SVP

LEGACY TEXAS BANK

	By:	/s/ Spencer Sockwell
	Name:	Spencer Sockwell
	Title:	SVP, Mgr. Corp Healthcare Banking

Third Amendment

GOLDMAN SACHS BANK USA

By:	/s/ Thomas M. Manning
Name:	Thomas M. Manning
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Thomas M. Manning
Name:	Thomas M. Manning
Title:	Authorized Signatory

Third Amendment

BRIDGE LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Philip Raby
	Name:	Philip M. Raby
	Title:	Senior Vice President

BANK OF MONTREAL

	By:	/s/ Sue R Blazis
	Name:	Sue R Blazis
	Title:	Managing Director

FIFTH THIRD BANK

	By:	/s/ Jennifer Camp
	Name:	Jennifer Camp
	Title:	V.P.

RAYMOND JAMES BANK, N.A.

	By:	/s/ Kathy Bennett
	Name:	Kathy Bennett
	Title:	SVP

GOLDMAN SACHS LENDING PARTNERS LLC

	By:	/s/ Thomas M. Manning
	Name:	Thomas M. Manning
	Title:	Authorized Signatory

Third Amendment

Schedule A

Acknowledged Events of Default

The following Events of Default have occurred and are continuing:

(1) an Event of Default under Section 8.01(b) of the Credit Agreement as a result of the Loan Parties’ failure to comply with the financial covenants set forth in Sections 7.11(a) (Consolidated Net Leverage Ratio), 7.11(b) (Consolidated Fixed Charge Coverage Ratio) and 7.11(c) (Minimum Non-MPT Facility EBITDA) of the Credit Agreement, in each case, with respect to the applicable period ended December 31, 2016;

(2) an Event of Default under Section 8.01(c) of the Credit Agreement as a result of the Loan Parties’ failure to comply with Section 6.13 of the Credit Agreement, prior to the date hereof, with respect to the following Material Domestic Subsidiaries: ADPT Columbus Holdings LLC; ADPT-AZ MPT Holdings LLC; ADPT-AZ RE Holdings LLC; ADPT-Columbus RE Holdings LLC; ADPT-Columbus MPT Holdings LLC; ADPT-DFW MPT Holdings LLC; ADPT-DFW RE Holdings LLC; ADPT-Houston MPT Holdings LLC; ADPT-Houston RE Holdings LLC; ADPT-LA RE Holdings LLC; ADPT-LA MPT Holdings LLC; Chandler Germann Medical Center LLC; De Zavala Medical Center LLC; East Riverside Medical Center LLC; Gilbert Medical Center LLC; Glendale Medical Center LLC; Goodyear Medical Center LLC; Legacy Trails Medical Center LLC; and Provinces Medical Center LLC (collectively, the “New Subsidiaries”);

(3) an Event of Default under Section 8.01(c) of the Credit Agreement as a result of the Loan Parties’ failure to comply with Section 6.14(b) of the Credit Agreement, prior to the date hereof, with respect to the acquisitions of the following owned real property assets: (i) Grand & Bellaire, Richmond, TX owned by OpFree RE Investments, LTD. (such property, the “Richmond Property”); (ii) SE Corner of Gemini and I-71, Columbus, OH owned by OpFree RE Investments, LTD.; and (iii) 1775 Hilliard-Rome Rd., Hilliard, OH owned by Hilliard Medical Center LLC; and

(4) an Event of Default under Sections 8.01(a) and (c) of the Credit Agreement as a result of the Loan Parties’ failure to comply with Sections 2.05(b)(ii) and 7.05 of the Credit Agreement with respect to the sale of the Richmond Property

The following Event of Default is anticipated to occur: an Event of Default under Section 8.01(b) of the Credit Agreement as a result of the Loan Parties’ failure to comply with Section 6.01(a) of the Credit Agreement with respect to fiscal year ended December 31, 2016.

The Events of Default identified on this Schedule A are the “Acknowledged Events of Default”.

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Schedule B

Bridge Loan Commitments

Bridge Lender	Bridge Loan Commitment
Bank of America, N.A.	$4,280,700.06
Bank of Montreal	$951,895.70
SunTrust Bank	$0
Regions Bank	$0
Fifth Third Bank	$778,823.76
Raymond James Bank, N.A.	$605,751.81
Legacy Texas Bank	$0
Goldman Sachs Bank USA	$0
Goldman Sachs Lending Partners LLC	$882,828.67

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